UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2012, the Board of Directors of Radisys Corporation, an Oregon corporation (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Company, increased the size of the Board of Directors of the Company (the “Board”) to ten members and elected Mr. Hubert de Pesquidoux effective as of April 11, 2012. His term will expire at the next annual meeting of the Company's stockholders.

The Board appointed Mr. de Pesquidoux to serve as a member of the Audit Committee of the Board (the “Audit Committee”) and as a member of the Technology and Market Development Committee of the Board (the “T&MD Committee”). Effective August 10, 2012, Mr. de Pesquidoux will be appointed as the Chairman of the Audit Committee. The Board has affirmatively determined that Mr. de Pesquidoux is “independent” under Nasdaq listing standards.

Mr. de Pesquidoux is the former chief financial officer of Alcatel-Lucent and president of the Enterprise Business Group of Alcatel-Lucent. Previously, he was a member of the Alcatel Executive Committee and held several executive positions at Alcatel. He also serves as the Chairman of the Audit Committee for Sequans Communications S.A., a 4G chipmaker, and is a member of the Board and Chairman of the Audit Committee for Mavenir Systems, a leading provider of mobile solutions for LTE Operators. He holds a master's degree in law and a master's degree in business from the Institute for Political Studies (Sciences Po) in Paris and a DESS in Finance from Paris Dauphine University.

Mr. de Pesquidoux will receive the same compensation for service on the Board as that of the other non-employee directors of the Company. Non-employee director compensation includes a retainer of $35,000 per year, pro-rated in the case of Mr. de Pesquidoux from the date of his election to the Board. Mr. de Pesquidoux is eligible to participate in the Radisys Corporation Deferred Compensation Plan, which allows the members of the Company's Board to defer up to 100% of compensation (including the annual retainer and committee fees). Upon his appointment as a director, Mr. de Pesquidoux will receive an initial grant of options to acquire 7,000 shares of the Company's common stock and 4,000 restricted stock units under the Company's 2007 Stock Plan. On the date of the next annual meeting of shareholders in 2012, it is anticipated that Mr. de Pesquidoux will receive an additional 7,500 restricted stock units under the Company's 2007 Stock Plan pursuant to the annual equity grant of restricted stock units made to all non-employee directors. Mr. de Pesquidoux will also receive a retainer of $10,000 per year for his service as a member of the Audit Committee and a retainer of $5,000 per year for his service as a member of the T&MD Committee. Following his appointment as Chairman of the Audit Committee, Mr. de Pesquidoux will receive an additional retainer of $10,000 per year for his service as Chairman of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

RADISYS CORPORATION
Date:	April 12, 2012	By:	/s/ Brian Bronson
Brian Bronson
President and Chief Financial Officer